Monaker Group, Inc. 8-K

Exhibit 10.4

THIS NOTE AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE (THE “SECURITIES”) HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT” OR THE “SECURITIES ACT”) SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO OR (ii) RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER NOR IS IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS. THIS LEGEND SHALL BE ENDORSED UPON ANY NOTE ISSUED IN EXCHANGE FOR THIS NOTE AND ANY SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE (EXCEPT AS OTHERWISE PROVIDED BELOW).

CONVERTIBLE PROMISSORY NOTE

CN-1	Effective April 8, 2021

NOW THEREFORE FOR VALUE RECEIVED, the undersigned, Monaker Group, Inc., a Nevada corporation (the “Maker”), hereby promises to pay to the order of Mr. William Kerby and assigns (“Holder”), the principal amount of $430,889 (the “Principal”), in lawful money of the United States of America, which shall be legal tender, bearing interest and payable as provided herein. This Convertible Promissory Note (this “Note” or “Promissory Note”) has an effective date of April 8, 2021 (the “Effective Date”).

1.            Interest (“Interest”) shall accrue on the Principal amount of this Note then outstanding at the rate of 12% per annum (the “Interest Rate”), compounded monthly at the rate of 1/12th of such annual interest per month, on the last day of each calendar month (“Monthly Interest”). The Monthly Interest shall accrue and be payable on the Maturity Date, if not paid prior to such Maturity Date, or converted into Shares (as defined in Section 2) as provided herein.

2.            Holder’s Option to Convert This Note Into Shares.

(a)           At any time beginning 7 days after the Closing Date and prior to the payment in full by the Maker of this Note, subject to the provisions of Section 2, below, Holder shall have the option to convert the Principal (or any portion thereof) and accrued Interest (or any portion thereof), into shares (the “Shares”) of common stock of the Maker (“Common Stock”), at the Conversion Price (the “Holder Conversion Option”), which shall apply for the conversion of Principal and all accrued Interest (each a “Conversion”). The “Conversion Price” shall equal the greater of (i) the closing consolidated bid price on the date of this Note (as calculated according to applicable NASDAQ rules and requirements); and (ii) the five-day volume weighted average price of the Company’s common stock for the five trading days following the Closing Date. “Closing Date” means the date that the share exchange contemplated by the Company’s July 2020 Share Exchange Agreement entered into with HotPlay Enterprise Limited and its stockholders, as amended from time to time, closes.

Convertible Promissory Note CN-1

Monaker Group, Inc.

(b)           In order to exercise this Holder Conversion Option, the Holder shall provide the Maker a written notice of its intentions to exercise this Holder Conversion Option, which notice shall set forth the amount of this Promissory Note to be converted, the applicable Principal and Interest to be converted and the calculation of the applicable Conversion Price, which shall be in the form of Exhibit A, attached hereto (“Notice of Conversion”). Within three (3) business days of the Maker’s receipt of the Notice of Conversion (reflecting the Conversion Price confirmed by the Maker), the Maker shall deliver or cause to be delivered to the Holder, written confirmation that the Shares have been issued in the name of the Holder. If the Maker reasonably believes that there is an error in Holder’s calculation of the Shares issuable in connection with the Notice of Conversion or the Conversion Price provided for therein, or another issue with the conversion, the Maker shall not be obligated to honor such defective Notice of Conversion and shall promptly notify Holder of such errors.

3.             General Provisions Relating to the Shares and Conversions.

(a)           Conversion calculations pursuant to Section 2, shall be rounded to the nearest whole share of Common Stock.

(b)           If the Maker at any time or from time to time on or after the Effective Date effects a subdivision of its outstanding Common Stock, the Conversion Price then in effect immediately before that subdivision shall be proportionately decreased, and conversely, if the Maker at any time or from time to time on or after the Effective Date combines its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price then in effect immediately before the combination shall be proportionately increased.

4.            All past-due Principal and Interest shall bear interest at the lesser of (a) the rate of eighteen percent (18%) per annum; and (b) the Maximum Rate, until paid in full (the “Default Rate”).

5.            The “Maturity Date” of this Note shall be the earlier of (a) April 7, 2022; and (b) the date that the Holder has affected an Acceleration as described in Section 16, below.

6.            Upon the occurrence of an Event of Default hereunder the Principal amount of this Note and any accrued Interest thereon shall bear interest at the Default Rate.

7.            This Note may be prepaid in whole or in part, at any time and from time to time, without premium or penalty, with such payments to be applied as described in Section 8 below.

Convertible Promissory Note CN-1

Monaker Group, Inc.

8.            All payments made by Maker under this Note will be applied: (i) first, to late charges, costs of collection or enforcement, and similar amounts due, if any, under the Note; (ii) second, to Interest that is due and payable under this Note, if any; and (iii) third, the remainder to Principal due and payable under this Note.

9.            If any payment of Principal or Interest on this Note shall become due on a non-business day, such payment shall be made on the next succeeding business day.

10.          Notwithstanding anything to the contrary in this Note or any other agreement entered into in connection herewith, whether now existing or hereafter arising and whether written or oral, it is agreed that the aggregate of all Interest and any other charges constituting interest, or adjudicated as constituting interest, and contracted for, chargeable or receivable under this Note or otherwise in connection with this loan transaction, shall under no circumstances exceed the Maximum Rate.

11.          If an Event of Default (as defined herein) occurs (unless all Events of Default have been cured or waived by the Holder), the Holder, may, by written notice to the Maker, declare the Principal amount then outstanding of, and the accrued Interest and all other amounts payable on, this Note to be immediately due and payable (an “Acceleration”) (provided that upon the occurrence of an Event of Default described in Section 16(c) below, the Principal amount then outstanding of, and the accrued Interest and all other amounts payable on, this Note shall immediately be due and payable) and can take any and all other actions provided for under applicable law. The following events and/or any other Events of Default defined elsewhere in this Note are “Events of Default” under this Note, unless waived in writing by the Holder:

(a)          Maker shall fail to pay, when and as due, the Principal, Interest or any other amount payable hereunder (including, the Shares), and such failure has continued for ten (10) days from the date that the Holder has provided the Maker written notice of such failure; or

(b)          Maker shall have breached in any material respect any covenant, term or conditions in this Note, and, with respect to breaches capable of being cured, such breach shall not have been cured within ten (10) days from the date that the Holder has provided the Maker written notice of such breach; or

(c)          Maker shall: (i) become insolvent or take any action which constitutes its admission of inability to pay its debts as they mature; (ii) make an assignment for the benefit of creditors, file a petition in bankruptcy, petition or apply to any tribunal for the appointment of a custodian, receiver or a trustee for it or a substantial portion of its assets; (iii) commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation or statute of any jurisdiction, whether now or hereafter in effect; (iv) have filed against it any such petition or application in which an order for relief is entered or which remains undismissed for a period of ninety (90) days or more; (v) indicate its consent to, approval of or acquiescence in any such petition, application, proceeding or order for relief or the appointment of a custodian, receiver or trustee for it or a substantial portion of its assets; or (vi) suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of ninety (90) days or more; or

Convertible Promissory Note CN-1

Monaker Group, Inc.

(d)          Maker shall take any action authorizing, or in furtherance of, any of the foregoing.

In case any one or more Events of Default shall occur and be continuing, the Holder, may proceed to protect and enforce the rights of the Holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or for an injunction against a violation of any of the terms hereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise. In case of a default in the payment of any Principal of or premium, if any, or Interest on this Note, Maker will pay to the Holder such further amount as shall be sufficient to cover the reasonable cost and expenses of collection, including, without limitation, reasonable attorneys’ fees, expenses and disbursements. No course of dealing and no delay on the part of the Holder in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice the Holder’s rights, powers or remedies. No right, power or remedy conferred by this Note upon the Holder shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

12.          Except as expressly provided otherwise in this Note, Maker and every endorser or guarantor, if any, of this Note waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, and assent to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral available to the Holder, if any, and to the addition or release of any other party or person primarily or secondarily liable.

13.          If from any circumstance any holder of this Note shall ever receive Interest or any other charges constituting interest, or adjudicated as constituting interest, the amount, if any, which would exceed the Maximum Rate shall be applied to the reduction of the Principal amount owing on this Note, and not to the payment of interest; or if such excessive interest exceeds the unpaid balance of Principal hereof, the amount of such excessive interest that exceeds the unpaid balance of Principal hereof shall be refunded to Maker. In determining whether or not the interest paid or payable exceeds the Maximum Rate, to the extent permitted by applicable law (i) any non-Principal payment shall be characterized as an expense, fee or premium rather than as Interest; and (ii) all Interest at any time contracted for, charged, received or preserved in connection herewith shall be amortized, prorated, allocated and spread in equal parts during the period of the full stated term of this Note. The term “Maximum Rate” shall mean the maximum rate of interest allowed by applicable federal or state law.

Convertible Promissory Note CN-1

Monaker Group, Inc.

14.          It is the intention of the parties hereto that the terms and provisions of this Note are to be construed in accordance with and governed by the laws of the State of Florida, except as such laws may be preempted by any federal law controlling the rate of Interest which may be charged on account of this Note. The parties hereby consent and agree that, in any actions predicated upon this Note, venue is properly laid in Florida and Florida, shall have full subject matter and personal jurisdiction over the parties to determine all issues arising out of or in connection with the execution and enforcement of this Note.

15.          Neither this Note nor any term hereof may be amended or waived orally or in writing, except that any term of this Note may be amended and the observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively), upon the approval of the Maker and the written consent of the Holder.

16.          The Note constitutes the entire agreement of the parties regarding the matters contemplated herein, or related thereto, and supersedes all prior and contemporaneous agreements, and understandings of the parties in connection therewith.

17.          This Note and any signed agreement or instrument entered into in connection with this Note, and any amendments hereto or thereto, may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .jpeg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party, each other party shall re execute the original form of this Note and deliver such form to all other parties. No party shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

[Remainder of page left intentionally blank. Signature page follows.]

Convertible Promissory Note CN-1

Monaker Group, Inc.

IN WITNESS WHEREOF, Maker has duly executed this Promissory Note as of April 8, 2021, with an Effective Date as provided above.

“Maker”

Monaker Group, Inc.

By:	/s/ Sirapop Taepakdee

Its:	Chief Financial Officer

Printed Name:	Sirapop Taepakdee

Convertible Promissory Note CN-1

Monaker Group, Inc.

EXHIBIT A

Conversion Election Form

____________, 20__

Re:           Conversion of Convertible Promissory Note CN-1

Ladies and Gentlemen:

You are hereby notified that, pursuant to, and upon the terms and conditions of that certain Convertible Promissory Note CN-1 of Monaker Group, Inc. (the “Company”) dated April 8, 2021 in the amount of $430,889 (the “Note” – certain capitalized terms used herein have the meanings given to such terms in the Note), held by us, we hereby elect to exercise our Holder Conversion Option (as such term in defined in the Note), in connection with $__________ of the amount currently owed under the Note (including $___________ of Principal and $_________ of accrued Interest), effective as of the date of this writing, which amount will convert into __________ shares of the Common Stock of the Company (the “Conversion”), respectively, based on Conversion Price of $___________ (as defined in the Note). Please issue certificate(s) for the applicable securities issuable upon the Conversion, in the name of the person provided below.

Very truly yours,
________________________________
Name:____________________________

If on behalf of Entity:
Entity Name:___________________
Signatory’s Position with Entity: __________________________________

If held jointly:
Joint Holder:________________________
Name:_____________________________

Please issue certificate(s) for Common Stock as follows:

Name______________________________________________

Address______________________________________________

Social Security No./EIN of Shareholder ______________________________________

Please send the certificate(s) evidencing the Common Stock to:

Attn:___________________________________________

Address:________________________________________

Convertible Promissory Note CN-1

Monaker Group, Inc.